UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018
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AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-16671	23-3079390
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1300 Morris Drive
Chesterbrook, PA 19087
(Address of principal executive offices, including Zip Code)

(610) 727-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Multi-Currency Revolving Credit Facility

On October 31, 2018, AmerisourceBergen Corporation (the "Company") and its subsidiaries BP Pharmaceuticals Laboratories Unlimited Company, Centaur Services Limited and Innomar Strategies Inc. entered into a Seventh Amendment and Restatement Agreement (the "Amendment Agreement") to amend and restate the Credit Agreement, dated as of March 18, 2011, as amended, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Company and such subsidiaries obtained a senior unsecured multi-currency revolving credit facility (the "Multi-Currency Revolving Credit Facility").

Pursuant to the Multi-Currency Revolving Credit Facility, the Company may borrow up to US$1.4 billion. The Multi-Currency Revolving Credit Facility was amended to, among other things, extend the maturity date of the facility to October 31, 2023 and modify certain restrictive covenants, including modifications to allow for indebtedness of foreign subsidiaries (subject to a limitation based on the consolidated tangible assets of foreign subsidiaries). Interest on borrowings under the Multi-Currency Revolving Credit Facility accrues at specified rates based on the Company’s public debt ratings by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc. and ranges from 70 basis points to 110 basis points over the Canadian Dealer Offered Rate, LIBOR, the Euro Overnight Rate and the Bankers Acceptance Stamping Fee, as applicable, and 0 basis points to 10 basis points over the alternate base rate and Canadian prime rate, as applicable, in each case, as determined in accordance with the provisions of the Multi-Currency Revolving Credit Facility. The Company has agreed to pay facility fees to maintain the availability under the Multi-Currency Revolving Credit Facility at specified rates based on its public debt ratings, ranging from 5 basis points to 15 basis points, annually, of the total commitments of the lenders thereunder. The Company has the right to prepay borrowings under the Multi-Currency Revolving Credit Facility at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs), provided that the amount of any such prepayment meets certain minimum thresholds. The Company may also choose to reduce its commitments under the Multi-Currency Revolving Credit Facility at any time. The Multi-Currency Revolving Credit Facility contains affirmative, negative, and financial covenants and includes limitations on, among other things, indebtedness of subsidiaries, liens, fundamental changes and asset sales. The Company may obtain letters of credit under the Multi-Currency Revolving Credit Facility up to a maximum amount of US$75 million. The amount of the Company’s outstanding letters of credit reduces availability under the Multi-Currency Revolving Credit Facility. The Company may use the funds provided under the Multi-Currency Revolving Credit Facility for general corporate purposes of the Company and its subsidiaries. The Multi-Currency Revolving Credit Facility contains certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the Multi-Currency Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement (including the amended and restated credit agreement attached as Exhibit A thereto), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Refinancing of 2015 Term Loans

On October 31, 2018, the Company entered into a Term Credit Agreement (the “Term Credit Agreement”), among the Company, Wells Fargo Bank, National Association, as administrative agent, and certain other lenders party thereto.

Pursuant to the Term Credit Agreement, the lenders made loans to the Company in an aggregate principal amount of US$400 million. Such principal amount was used to pay off and terminate that certain Term Loan Credit Agreement, as amended, dated February 9, 2015, by and among the Company, Bank of America, N.A. and the lenders party thereto and that certain Term Loan Credit Agreement, as amended, dated November 13, 2015, by and among the Company, JPMorgan Chase Bank, N.A. and the lenders party thereto (together, the “2015 Term Credit Agreements”). The terms of the Term Credit Agreement are substantially similar to the 2015 Term Credit Agreements, but with a reduced interest rate and with certain changes made to conform to corresponding amendments to the Multi-Currency Revolving Credit Facility.

The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Certain of the lenders under the Multi-Currency Revolving Credit Facility and the Term Credit Agreement, and their affiliates, have various relationships with the Company and have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive fees and commissions. In particular, J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of Bank of America, N.A., and Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., have served as joint book-running managers, and certain affiliates of the other lenders have served as underwriters, in connection with past senior note offerings by the Company, and such affiliates may serve similar roles in future securities offerings by the Company. In addition, certain of the lenders serve various roles in connection with a $1,450 million receivables securitization facility to which the Company’s subsidiaries, AmerisourceBergen Drug Corporation ("ABDC") and Amerisource Receivables Financial Corporation ("ARFC"), are a party and pursuant to which accounts receivables are sold on a revolving basis to ARFC, a special purpose entity. MUFG Bank, Ltd. (f/k/a the Bank of Tokyo-Mitsubishi UFJ, Ltd.) serves as administrator and a purchaser under the program and Wells Fargo Bank, N.A. serves as a purchaser under the program. Certain of the other lenders or their affiliates also serve as lenders or purchasers under the securitization facility.

Amendment of Securitization Facility

On October 31, 2018, subsidiaries of the Company entered into a Thirteenth Amendment to Amended and Restated Receivables Purchase Agreement (the “Thirteenth Amendment”), among ARFC, as seller, ABDC, as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd. (f/k/a the Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrator.

The Thirteenth Amendment:

•	Extended the scheduled facility termination date from November 18, 2019 to October 29, 2021;

•
Conformed certain of the representations and warranties, covenants, cross-defaults thresholds and definitions in the Amended and Restated Receivables Purchase Agreement to those set forth in the Company's Multi-Currency Revolving Credit Facility; and

•	Made certain other technical changes.

The securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries. Availability under the securitization facility is based on the accounts receivables originated by ABDC from the sale of pharmaceuticals and other related services. Pursuant to the securitization facility, ABDC sells its accounts receivables to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC to the various purchaser groups party to the securitization facility, paying program fees on the amount of receivables interests purchased under the facility. The securitization facility has a base limit of US$1,450 million, with an option to increase the commitments of the participating banks, subject to their approval, by an additional US$250 million for seasonal needs during the December and March quarters. The Company serves as the performance guarantor of ABDC’s obligations as originator and servicer under the securitization facility.

The foregoing description of the Thirteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the Thirteenth Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits

10.1
Seventh Amendment and Restatement Agreement, dated as of October 31, 2018, among AmerisourceBergen Corporation, the borrowing subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Term Credit Agreement, dated as of October 31, 2018, among AmerisourceBergen Corporation, the lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent.

10.3
Thirteenth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of October 31, 2018, among AmeriSource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrator.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 6, 2018	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Executive Vice President and Chief Financial Officer